Exhibit 99.6

Filed by Ruby Tuesday, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Dear [Name of Local Government Official/s],

We want to inform you that today we announced an agreement to be acquired by a fund managed by NRD Capital (“NRD”), an Atlanta-based private equity firm that specializes in restaurants as well as franchised and multi-location business investments. NRD invests in quality restaurant companies and provides strategic and operational expertise to create sustainable value. For further details regarding the acquisition, please refer to the attached press release.

This is a positive development for our Company and demonstrates the value that NRD sees in our brand and the future growth and success of our business. Additionally, this is the most promising opportunity to realize the highest value for our stockholders while providing the best path forward for the Ruby Tuesday brand, our employees, franchisees, and loyal customers across the world.

While the transaction has been approved by Ruby Tuesday’s Board of Directors and NRD, it is subject to shareholder approval and other customary closing conditions. The acquisition is expected to be completed during the first calendar quarter of 2018.

We wanted to share this news as we deeply appreciate the support we have received from the Maryville community over the years. We will continue to keep you informed of any relevant developments and will do our best to answer all questions in a timely manner.

Thank you for your continued dedication to business like Ruby Tuesday.

Sincerely,

[Name],

[Title], Ruby Tuesday

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Ruby Tuesday, Inc. (“Ruby Tuesday”) and a fund managed by NRD Capital (“Acquiror”). In connection with this proposed transaction, Ruby Tuesday and/or Acquiror may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document Ruby Tuesday and/or Acquiror may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RUBY TUESDAY AND ACQUIROR ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Ruby Tuesday and/or Acquiror, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Ruby Tuesday and/or Acquiror through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Ruby Tuesday will be available free of charge on Ruby Tuesday’s internet website at http://www.rubytuesday.com or by contacting Ruby Tuesday’s Investor Relations Director by email at RubyTuesdayIR@icrinc.com or by phone at (646) 277-1273.

Participants in Solicitation

Ruby Tuesday, Acquiror, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Ruby Tuesday is set forth in its Annual Report on Form 10-K for the fiscal year ended June 6, 2017, which was filed with the SEC on August 21, 2017 and amended on October 4, 2017, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between Ruby Tuesday and Acquiror are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Ruby Tuesday and Acquiror, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Ruby Tuesday’s most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

●	failure of Acquiror to obtain the financing required to consummate the proposed transaction;

●	failure to obtain the approval of shareholders of Ruby Tuesday in connection with the proposed transaction;

●	the failure to consummate or delay in consummating the proposed transaction for other reasons;

●	the timing to consummate the proposed transaction;

●	the risk that a condition to closing of the proposed transaction may not be satisfied;

●	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

●	the diversion of management time to transaction-related issues.

Ruby Tuesday’s forward-looking statements are based on assumptions that Ruby Tuesday believes to be reasonable but that may not prove to be accurate. Neither Ruby Tuesday nor Acquiror can guarantee future results, level of activity, performance or achievements. Moreover, neither Ruby Tuesday nor Acquiror assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Ruby Tuesday and Acquiror assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.